UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2025

BEACON FINANCIAL CORPORATION

(Exact name of the registrant as specified in its charter)

Delaware	001-15781	04-3510455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

131 Clarendon Street
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant’s telephone number)

Berkshire Hills Bancorp, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	BBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 1, 2025, Beacon Financial Corporation, a Delaware corporation previously known as “Berkshire Hills Bancorp, Inc.” (the “Company” or “Beacon Financial”), completed its previously announced merger of equals transaction with Brookline Bancorp, Inc., a Delaware corporation (“Brookline”), pursuant to the Agreement and Plan of Merger, dated as of December 16, 2024, by and among the Company, Commerce Acquisition Sub, Inc. and Brookline (the “Merger Agreement”). On September 1, 2025, Commerce Acquisition Sub, Inc. merged with and into Brookline (the “Merger”), immediately followed by the merger of Brookline with and into the Company (the “Holdco Merger”), with the Company as the resulting corporation. The Company also changed its name from “Berkshire Hills Bancorp, Inc.” to “Beacon Financial Corporation.” Immediately following the closing of the Holdco Merger, the Company changed its New York Stock Exchange ticker symbol for its common stock, par value $0.01 per share (the “Company Common Stock”), from “BHLB” to “BBT.” Immediately following the closing of the Holdco Merger, the Company had approximately 84,272,242 shares of common stock outstanding.

Pursuant to the terms of the Merger Agreement, as of the closing of the Holdco Merger, each share of Brookline common stock, par value $0.01 per share, was converted into the right to receive 0.42 shares (the “Exchange Ratio”) of Company Common Stock, with cash to be paid in lieu of fractional shares. Each previously outstanding share of Company Common Stock remained outstanding and was unaffected by the Merger.

Immediately following the Holdco Merger, Berkshire Bank, a wholly owned subsidiary of the Company, Bank Rhode Island, a wholly owned subsidiary of Brookline, and PCSB Bank, a wholly owned subsidiary of Brookline, each merged with and into Brookline Bank, a wholly owned subsidiary of Brookline, with Brookline Bank as the surviving bank (the “Bank Mergers” and, together with the Merger and the Holdco Merger, the “Transaction”). Additionally, Brookline Bank changed its name to “Beacon Bank & Trust,” although it will be more commonly referred to as “Beacon Bank.”

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Holdco Merger, the Company assumed $75.0 million of 6.000% Fixed-to-Floating Rate Subordinated Debentures due September 15, 2029 (the “Notes”) of Brookline. The terms of the Notes are set forth in an Indenture dated September 16, 2014, a First Supplemental Indenture, including the form of the Notes, dated September 16, 2014, and a Second Supplemental Indenture dated September 1, 2025, copies of which are included as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 2.03.

In addition, the Company assumed Brookline’s obligations with respect to Brookline’s outstanding trust preferred securities and subordinated notes, consisting of (i) $4.9 million of floating rate junior subordinated deferrable interest debenture due March 17, 2034 (the “2034 Debenture”) and (ii) $4.9 million of fixed/floating rate junior subordinated deferrable interest debentures due June 26, 2033 (the “2033 Debenture” and together with the 2034 Debenture, the “Debentures”). The supplemental indentures pursuant to which the Company assumed each of the Debentures, as well as the original indentures pursuant to which each Debenture was issued, have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act. The Company agrees to furnish a copy of such indentures to the SEC upon request.

Item 3.01	Material Modifications of Rights of Security Holders

In connection with the consummation of the Holdco Merger, the Company filed a Certificate of Merger with the Delaware Secretary of State (the “Certificate of Merger”). As of the closing of the Holdco Merger, the Certificate of Merger effected several amendments to the Certificate of Incorporation of the Company, including to increase the total number of authorized shares of the Company’s capital stock from 102,000,000 to 202,000,000, of which 200,000,000 shares are designated as shares of common stock, par value $0.01, and 2,000,000 shares are designated as shares of preferred stock, par value $0.01. A description of the Company’s capital stock is included in the joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on April 8, 2025 (the “Joint Proxy Statement/Prospectus”) in the section entitled “Description of Berkshire Capital Stock” and is incorporated by reference into this Item 3.01.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

As of the closing of the Transaction, Beacon Financial increased the size of its Board of Directors to 16 members and each of Joanne B. Chang, Margaret Boles Fitzgerald, Willard I. Hill, Jr., Thomas J. Hollister, Bogdan Nowak, John M. Pereira, Paul A. Perrault and Merrill W. Sherman (collectively the “Legacy Brookline Directors”) were appointed to serve as directors of Beacon Financial. There are no arrangements between the Legacy Brookline Directors and any other person pursuant to which the Legacy Brookline Directors were selected as directors. There are no transactions in which any Legacy Brookline Director has an interest requiring disclosure under Item 404(a) of Regulation S-K with the exception of a lease agreement between Brookline Bank and Flour Bakery, a related interest of Ms. Chang. The lease agreement was entered into before Ms. Chang joined the Brookline board of directors and provides for incremental rent adjustments which are consistent with market terms. In 2023, these lease payments exceeded $120,000 annually for the first time and are anticipated to exceed this amount in subsequent years. In 2024, this amount was $175,495.

Each of David M. Brunelle, Mary Anne Callahan, Nina M. Charnley, Mihir A. Desai, William H. Hughes; II, Sylvia Maxfield, Karyn Polito, and Eric S. Rosengren will continue to serve as directors of Beacon Financial following the closing of the Transaction.

Accordingly, as of September 1, 2025, the Board of Directors of Beacon Financial had the following members:

David M. Brunelle (Board Chair); Mary Anne Callahan; Joanne B. Chang; Nina M. Charnley; Mihir A. Desai; Margaret Boles Fitzgerald; Willard I. Hill, Jr.; Thomas J. Hollister; William H. Hughes; II; Sylvia Maxfield; Bogdan Nowak; John M. Pereira; Paul A. Perrault; Karyn Polito; Eric S. Rosengren; and Merrill W. Sherman.

As of September 1, 2025, the Board of Directors committees listed below consisted of the following members:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee
Sylvia Maxfield (Chair) Mary Anne Callahan Joanne B. Chang Nina A. Charnley Willard I. Hill, Jr. Thomas J. Hollister	Bogdan Nowak (Chair) David M. Brunelle Willard I. Hill, Jr. John M. Pereira Karyn Polito Eric Rosengren	Thomas J. Hollister (Chair) David M. Brunelle Joanne B. Chang William H. Hughes, III Bogdan Nowak Karyn Polito	Eric Rosengren (Chair) Margaret Boles-Fitzgerald Mihir A. Desai Sylvia Maxfield John M. Pereira Merrill W. Sherman

Executive Officers

As previously disclosed, effective as closing of the Transaction, the following individuals were appointed as executive officers of the Company:

Paul A. Perrault, President and Chief Executive Officer

Carl M. Carlson, Chief Financial and Strategy Officer

Michael McCurdy, Chief Banking Officer

Mark Meiklejohn, Chief Credit Officer

Accordingly, effective as of September 1, 2025, the executive officers of Beacon Financial and Beacon Bank are:

Paul A. Perrault, President and Chief Executive Officer

Carl M. Carlson, Chief Financial and Strategy Officer

Jacqueline Courtwright, Chief Human Resources Officer

Sean A. Gray, Chief Operations Officer

Michael McCurdy, Chief Banking Officer

Mark Meiklejohn, Chief Credit Officer

Wm. Gordon Prescott, General Counsel and Corporate Secretary

As previously disclosed, in connection with the Merger: (i) Mr. Perrault entered into an amendment to his preexisting employment agreement with Beacon Financial and Beacon Bank which became effective as of September 1, 2025, (ii) Messrs. Carlson and McCurdy each entered into a retention bonus agreement which became effective as of February 26, 2025, (iii) Messrs. Gray and Meiklejohn each entered into an employment agreement with Beacon Financial and Beacon Bank which became effective as of September 1, 2025, and (iv) Ms. Courtwright and Mr. Prescott each entered into a retention agreement with Beacon Financial and Beacon Bank which became effective as of September 1, 2025, copies of which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02. The material terms of each agreement are described in detail in Beacon Financial’s Joint Proxy Statement/Prospectus filed with the SEC on April 8, 2025 and are incorporated herein by reference.  The Transaction constitutes a “change in control” pursuant to the Three-Year Employment Agreement by and among the Company, Berkshire Bank and Nitin J. Mhatre, who is no longer associated with the Company as a director or officer.

In addition, the Beacon Financial Corporation 2025 Stock Option and Incentive Plan, which was approved at the 2025 Annual Meeting of Stockholders of the Company, became effective as of September 1, 2025. The material terms of the Beacon Financial Corporation 2025 Stock Option and Incentive Plan are described in detail in Beacon Financial’s Joint Proxy Statement/Prospectus filed with the SEC on April 8, 2025 and are incorporated herein by reference.

Item 5.03	Amendments to Amended and Restated Certificate of Incorporation or Bylaws; Change in Fiscal Year

As of the closing of the Holdco Merger, pursuant to the Merger Agreement, the filing of the Certificate of Merger effected several amendments to the Certificate of Incorporation of the Company, including changing the name of the Company to “Beacon Financial Corporation” and increasing the number of shares of authorized capital stock of the Company. The information set forth under Item 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Additionally, as of the closing of the Holdco Merger, the Company’s Bylaws were amended. Pursuant to the Merger Agreement, the amendment to the Amended and Restated Bylaws (the “Bylaws Amendment”) effect the following corporate governance arrangements:

•	Composition of the Board of Directors. The boards of directors of the Beacon Financial and Beacon Bank each are comprised of 16 directors, with eight directors designated by each of Berkshire (which will include David M. Brunelle) and Brookline (which will include Paul A. Perrault). As of the closing of the Mergers, (i) David M. Brunelle will serve as the Chairman of the board of directors of the surviving corporation and of the board of directors of the surviving bank for a term of two years (assuming Mr. Brunelle is elected for a second term), and (ii) Paul A. Perrault will serve as the President and Chief Executive Officer of the surviving corporation and a member of the board of directors of the surviving corporation and the board of directors of the surviving bank for a term of two years (assuming Mr. Perrault is elected for a second term).

•	Executive Management. In addition to Mr. Perrault, the senior executive officers of Beacon Financial and Beacon Bank are (in alphabetical order) (i) Carl M. Carlson who will serve as Chief Financial and Strategy Officer; (ii) Jacqueline Courtwright who will serve as Chief Human Resources Officer; (iii) Sean A. Gray who will serve as Chief Operations Officer; (iv) Michael McCurdy who will serve as Chief Banking Officer; (v) Mark Meiklejohn who will serve as Chief Credit Officer; and (vi) Wm. Gordon Prescott who will serve as General Counsel and Corporate Secretary.

•	Corporate Name and Headquarters. The headquarters and main office of Beacon Financial and Beacon Bank is located at 131 Clarendon Street, Boston, Massachusetts 02116.

The Bylaws Amendment provides that for a two-year period following closing of the Transaction, (i) Mr. Brunelle will serve as chair of the board of directors of Beacon Financial (ii) the affirmative vote of at least two-thirds of the members of Beacon Financial’s board of directors will be required to remove Mr. Perrault, Mr. Carlson, Mr. Gray, Mr. McCurdy or Mr. Meiklejohn from their respective offices or to approve a merger of Beacon Financial with and into any other corporation. The Bylaw Amendments also clarify the ability of stockholders to call annual or special meetings of stockholders, and clarify the bylaws advance notice and stockholder proposal and director nominee provisions, among other items.

The foregoing descriptions of the amendments to the Company’s Amended and Restated Certificate of Incorporation and the Bylaws Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of paragraph 6 of the Certificate of Merger, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K, and the full text of the Bylaws Amendment, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K, each of which is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

As noted above, in connection with the Merger, the Company changed its name from “Berkshire Hills Bancorp, Inc.” to “Beacon Financial Corporation.” The Company’s Common Stock will continue to trade on the New York Stock Exchange, but its ticker symbol changed from “BHLB” to “BBT” effective September 1, 2025. The Company’s common stock certificates that were outstanding immediately before the closing of the Holdco Merger are not affected by the name change; they continue to be valid and do not need to be exchanged.

On September 2, 2025, the Company issued a press release announcing the completion of the Transaction. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The information required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(c)	Shell company transactions. None.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated December 16, 2024, by and among Berkshire Hills Bancorp, Inc., Commerce Acquisition Sub, Inc., and Brookline Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Berkshire Hills, Inc.’s Current Report on Form 8-K, as filed on December 16, 2024 (File No. 001-15781))

3.1	Certificate of Merger, dated September 1, 2025 (including amendments to the Certificate of Incorporation of Beacon Financial Corporation)

3.2	Amendment to the Amended and Restated Bylaws of Beacon Financial Corporation

4.1	Subordinated Indenture, dated as of September 16, 2014, between Brookline Bancorp, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 of Brookline Bancorp, Inc.’s Current Report on Form 8-K filed on September 17, 2014) (File No. 000-23695))

4.2	First Supplemental Indenture, dated as of September 16, 2014, between Brookline Bancorp, Inc. and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 of Brookline Bancorp, Inc.’s Current Report on Form 8-K filed on September 17, 2014) (File No. 000-23695))

4.3	Second Supplemental Indenture, dated as of September 1, 2025, by and among U.S. Bank Trust Company, National Association, as Trustee, Berkshire Hills Bancorp, Inc. and Brookline Bancorp, Inc.

10.1	Retention Agreement, dated as of December 15, 2024, by and among Berkshire Hills Bancorp, Inc., Berkshire Bank and Jacqueline Courtwright

10.2	Retention Agreement, dated as of December 15, 2024, by and among Berkshire Hills Bancorp, Inc., Berkshire Bank and Wm. Gordon Prescott

99.1	Press Release dated September 2, 2025

104.1	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BEACON FINANCIAL CORPORATION

DATE: September 2, 2025	By:	/s/ Wm. Gordon Prescott
Wm. Gordon Prescott
General Counsel and Corporate Secretary